                             CSW International, Inc.
                         Investments in Project Parents
                    For the Quarter ended September 30, 1997
                                   (thousands)

                                Project                 Wholly Owned
       Facility                 Parent                  Subsidiary Of              Description               Investment
------------------------  -----------------------   ---------------------  -----------------------------    -----------

Enertek, S.A. de C.V.     CSW International, Inc.   Central and              Construction Loan/Development      $11,377
                                                      South West Corp.         Costs

Excluded Under Rule 104   CSW International, Inc.   Central and              Acquisition of Stock                 2,683
                                                      South West Corp.

CSW International Energy  CSW International, Inc.   Central and              Development Costs                      375
  Development, LTD                                    South West Corp.

   Tenaska CSW            CSW International Energy  CSW International, Inc.  Development Costs
     International          Development, LTD
     Limited